UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2021 (June 21, 2021)

Commission File No. 1-7665

LYDALL, INC.

(Exact name of registrant as specified in its charter)

Delaware	06-0865505
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Colonial Road, Manchester, Connecticut	06042
(Address of principal executive offices)	(Zip Code)

(860) 646-1233

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LDL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 21, 2021, Lydall, Inc., a Delaware corporation (“Lydall” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Unifrax Holding Co., a Delaware corporation (“Parent”), Outback Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), and solely with respect to certain payment obligations of Parent thereunder, Unifrax I LLC, a Delaware limited liability company (“Unifrax”), pursuant to which Merger Sub will merge (the “Merger”) with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Surviving Corporation”).

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Company common stock, par value $0.01 per share (“Company Common Stock”) (other than shares of Company Common Stock held by the Company as treasury stock) issued and outstanding immediately prior to the Effective Time (other than dissenting shares) will be converted into the right to receive $62.10 in cash, without interest (the “Merger Consideration”).

Pursuant to the Merger Agreement, at the Effective Time:

•	Each award of (or with respect to) Company Common Stock (including any restricted stock and restricted stock unit awards but not including stock options) (each, a “Company RSA”) that is outstanding and unvested immediately prior to the Effective Time will automatically vest and be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the Merger Consideration multiplied by (ii) the number of shares of Company Common Stock underlying such award (including the value of any dividends accrued thereon);

•	With respect to each Company RSA that is subject to performance conditions, such performance conditions will be deemed to be earned at the greater of (i) the target amount and (ii) the amount reasonably projected to be earned based on performance achievement through the Effective Time;

•	Each stock option to purchase Company Common Stock (whether or not vested) that is outstanding immediately prior to the Effective Time (each, a “Company Option”) will automatically vest and be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the excess, if any, of (A) the Merger Consideration over (B) the per-share exercise price for such Company Option multiplied by (ii) the total number of shares of Company Common Stock underlying such Company Option (and, for the avoidance of doubt, if the exercise price per share for such Company Option is equal to or greater than the Merger Consideration, such Company Option will be forfeited and cancelled without consideration); and

•	Each Company Option that was intended to qualify as an “incentive stock option” (each, an “Incentive Stock Option”) within the meaning of Section 422 of the Internal Revenue Code will, at least 10 business days prior to the Closing (defined below), automatically vest and be exercisable for Company Common Stock and each holder of Incentive Stock Options shall be provided with written notice that such holder shall, during the period beginning on the date of such notice and ending on the business day immediately preceding the Closing Date, have the right to exercise such Incentive Stock Option by providing the Company with notice of exercise and a cash amount equal to the applicable exercise price (with each share of Company Common Stock acquired on exercise being converted into the right to receive the Merger Consideration at the Effective Time and each Incentive Stock Option not so exercised and that remains outstanding immediately prior to the Effective Time being treated as a Company Option).

If the Merger is consummated, the Company’s securities will be de-listed from the New York Stock Exchange and de-registered under the Securities Exchange Act of 1934 as soon as practicable following the Effective Time.

The consummation of the Merger (the “Closing”) is subject to certain customary mutual conditions, including (i) the approval of the Company’s stockholders holding a majority of the outstanding shares of Company Common Stock, (ii) the expiration or termination of any waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), and the expiration of applicable waiting periods or clearances of the Merger, as applicable, under the antitrust and foreign investment laws of certain other jurisdictions, and (iii) the absence of any order or law that prohibits, renders illegal or enjoins the consummation of the Merger. The obligation of each party to consummate the Merger is also conditioned upon (a) the accuracy of the representations and warranties of the other party as of the Closing (subject to customary materiality qualifiers), (b) compliance by the other party in all material respects with its pre-Closing obligations under the Merger Agreement and (c) in Parent’s case, the absence of a material adverse effect with respect to the Company.

The Company and Parent have each made customary representations, warranties and covenants in the Merger Agreement. Subject to certain exceptions, the Company has agreed, among other things, to covenants relating to the conduct of its business during the interim period between the execution of the Merger Agreement and the consummation of the Merger. In addition, subject to certain exceptions, the Company has agreed to covenants relating to (i) the submission of the Merger Agreement to the Company’s stockholders at a special meeting thereof for approval, (ii) the recommendation by the board of directors of the Company in favor of the adoption by the Company’s stockholders of the Merger Agreement and (iii) non-solicitation obligations of the Company relating to alternative acquisition proposals.

Either the Company or Parent may terminate the Merger Agreement if (i) Parent, Merger Sub and the Company agree by mutual written consent to do so, (ii) the Merger has not been consummated on or before June 21, 2022 (the “End Date”), (iii) any court has issued an order permanently restraining, enjoining or otherwise prohibiting the Merger and such order or other action is, or has become, final and non-appealable, (iv) the approval of the Company’s stockholders is not obtained at a meeting of the Company’s stockholders called for the purpose of adopting the Merger Agreement or (v) the other party breaches any representation, warranty or covenant that results in the failure of the related closing condition to be satisfied, subject to a cure period in certain circumstances. In addition, the Company may, under certain circumstances, terminate the Merger Agreement in order for the Company to enter concurrently into a definitive written agreement with respect to an unsolicited superior acquisition proposal, subject to the Company having first complied with certain matching rights and other obligations set forth in the Merger Agreement. Additionally, Parent may, under certain circumstances, terminate the Merger Agreement if the board of directors of the Company changes or adversely modifies its recommendation that the Company’s stockholders vote in favor of adopting the Merger Agreement.

If the Merger Agreement is terminated (i) by the Company in order for the Company to enter into a definitive written agreement with respect to an unsolicited superior acquisition proposal, (ii) by Parent because the board of directors of the Company changes or adversely modifies its recommendation that the Company’s stockholders vote in favor of adopting the Merger Agreement, or (iii) by (x) either party because approval of the Company’s stockholders was not obtained or (y) Parent in connection with the Company breaching its representations, warranties or covenants in a manner that would cause the related closing conditions to not be satisfied (subject to a cure period in certain circumstances), but only if, in the case of this clause (iii), an alternative acquisition proposal was previously made and, within 12 months after termination of the Merger Agreement, an acquisition transaction is entered into or consummated, then, in each case, the Company will be obligated to pay to Parent a one-time fee equal to $31.5 million in cash. In addition, the Company will be required to reimburse Parent for up to $5 million of its costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Parent in connection with an action or proceeding that results in a judgment that the Company must pay the termination fee.

If the Merger Agreement is terminated (i) by the Company (A) if all of the closing conditions have been satisfied (other than those conditions that by their terms are to be satisfied at the closing) and the Company is prepared to consummate the Merger but Parent and Merger Sub fail to consummate the Merger in accordance with the Merger Agreement or (B) in connection with Parent or Merger Sub breaching its representations, warranties or covenants in a manner that would cause the related closing conditions to not be satisfied (subject to a cure period in certain circumstances), or (ii) if either party terminates because the Merger has not been consummated by the End Date, and at the time of such termination, the Company was otherwise entitled to terminate the Merger Agreement for either of the foregoing reasons, then, in each case, Parent will be obligated to pay to the Company a one-time fee equal to $91.7 million in cash. In addition, Parent will be required to reimburse the Company for up to $5 million of its costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Company in connection with an action or proceeding that results in a judgment that Parent must pay the termination fee.

Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement. J.P.Morgan has agreed to provide debt financing for the transactions, subject to the terms and conditions set forth in a debt commitment letter delivered to Parent. In addition, certain funds managed by affiliates of Parent (the “Investors”) have delivered an equity commitment letter to Parent, pursuant to which, upon the terms and subject to the conditions set forth therein, such funds have committed to capitalize Parent at the closing of the Merger. The transaction is not subject to a financing condition.

In addition, the Investors entered into a Limited Guarantee dated June 21, 2021 (the “Limited Guarantee”) with the Company to guarantee Parent’s obligation to pay its termination fee to the Company and certain other specified payments to the Company, subject to the terms and obligations set forth in the Merger Agreement and the Limited Guarantee.

The Merger Agreement, the Limited Guarantee and the above descriptions have been included to provide investors with information regarding each of its terms. It is not intended to provide any other factual information about the Company, Parent or any of their respective subsidiaries or affiliates or to modify or supplement any factual disclosures about the Company or Parent included in their public reports filed with the SEC. The representations, warranties and covenants contained in each of the Merger Agreement and the Limited Guarantee were made only for purposes of the Merger Agreement and the Limited Guarantee and, as of specific dates, were solely for the benefit of the parties to the Merger Agreement and the Limited Guarantee, as applicable, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement and the Limited Guarantee, as applicable, instead of establishing these matters as facts, and may be subject to standards of materiality that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or any of their respective subsidiaries or affiliates.

The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Merger, does not purport to be complete and is qualified in its entirety by reference to the actual Merger Agreement. A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On June 21, 2021 the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the press released is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Important Information For Investors And Stockholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed transaction between Lydall and Parent. In connection with this proposed transaction, Lydall may file one or more proxy statements or other documents with the Securities and Exchange Commission (the “SEC”). This communication is not a substitute for any proxy statement or other document Lydall may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF LYDALL ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of Lydall as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Lydall through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Lydall will be available free of charge on Lydall’s internet website at https://ir.lydall.com/corporate-profile/default.aspx or by contacting Lydall’s primary investor relation’s contact by email at info@lydall.com or by phone at 860-646-1233.

Participants in Solicitation

Lydall, Parent, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Lydall is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 23, 2021, certain of its Quarterly Reports on Form 10-Q and certain of its Current Reports filed on Form 8-K.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Forward Looking Statements

This communication contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. Any statements contained in this communication that are not statements of historical fact, including statements about Lydall’s ability to consummate the proposed transaction, the expected benefits of the proposed transaction, the expected impact of the coronavirus pandemic (COVID-19) on the Company’s businesses, and optimizing profit and cash flow generation may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future of the Company based on current expectations and assumptions relating to the Company’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future performance, plans, actions or events. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Such risks and uncertainties include, among others: the failure to obtain the required vote of Lydall’s stockholders, the timing to consummate the proposed transaction, the risk that a condition of closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur, the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated, the diversion of management time on transaction-related issues; risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of Lydall, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Lydall to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers, worldwide economic or political changes that affect the markets that the Company’s businesses serve which could have an effect on demand for the Company’s products and impact the Company’s profitability, challenges encountered by the Company in the execution of restructuring programs, disruptions in the global credit and financial markets, including diminished liquidity and credit availability, changes in international trade agreements, including tariffs and trade restrictions, disruptions in the Company’s businesses from the coronavirus pandemic (COVID-19), cyber-security vulnerabilities, foreign currency volatility, swings in consumer confidence and spending, raw material pricing and supply issues, retention of key employees, increases in fuel prices, and outcomes of legal proceedings, claims and investigations. Accordingly, actual results may differ materially from those contemplated by these forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in Lydall’s filings with the Securities and Exchange Commission, including the risks and uncertainties identified in Part I, Item 1A - Risk Factors of Lydall’s Annual Report on Form 10-K for the year ended December 31, 2020.

These forward-looking statements speak only as of the date of this communication, and Lydall does not assume any obligation to update or revise any forward-looking statement made in this communication or that may from time to time be made by or on behalf of the Company.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger by and among Lydall, Inc., Unifrax Holding Co., Outback Merger Sub, Inc., and solely for purposes set forth therein, Unifrax I LLC, dated as of June 21, 2021.*

99.1	Joint Press Release of Lydall, Inc., dated as of June 21, 2021.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

* The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Lydall, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2021

LYDALL, INC.

By:	/s/ Chad A. McDaniel
	Name:	Chad A. McDaniel
	Title:	Executive Vice President, General Counsel and Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger by and among Lydall, Inc., Unifrax Holding Co., Outback Merger Sub, Inc. and solely for purposes set forth therein, Unifrax I LLC, dated as of June 21, 2021.*

99.1	Joint Press Release of Lydall, Inc., dated as of June 21, 2021.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

* The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.